   As filed with the Securities and Exchange Commission on November 30, 1998.
                                                   Registration No. 333-_______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                  --------------------------------------------

                                 MED/WASTE, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                 65-0297759
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)

                       6175 N. W. 153rd Street, Suite 324
                           Miami Lakes, Florida 33014
                                 (305) 819-8877
   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

                  --------------------------------------------

                                DANIEL A. STAUBER
                        President/Chief Executive Officer
                                 MED/WASTE, INC.
                       6175 N. W. 153rd Street, Suite 324
                           Miami Lakes, Florida 33014
                                 (305) 819-8877
          (Name and address, including zip code, and telephone number, including area code, of agents for service)

                                 With a Copy to:
                              BRYAN W. BAUMAN, ESQ.
                 Wallace, Bauman, Legon, Fodiman & Shannon, P.A.
                        1200 Brickell Avenue, Suite 1720
                              Miami, Florida 33131
                                 (305) 444-9991

                  --------------------------------------------


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement has become effective.

                  --------------------------------------------


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                        PROPOSED MAXIMUM         PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF           AMOUNT TO BE         OFFERING PRICE PER       AGGREGATE OFFERING           AMOUNT OF
SECURITIES TO BE REGISTERED        REGISTERED               SHARE(1)                 PRICE(1)             REGISTRATION FEE
-------------------------      ------------------      -------------------      ------------------       ------------------
Common Stock, par value              75,992                 $ 3.875                 $294,469                 $88.00
$0.001 per share

(1) Pursuant to Rule 457(c), the fee is calculated on the basis of the average of the bid and asked prices on November 27, 1998 on the NASDAQ Small Cap Market for the Common Stock

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT A SOLICITATION OF AN OFFER TO BUY THESES SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 Subject to Completion, dated November 30, 1998

PROSPECTUS

                                  75,992 Shares

                                 MED/WASTE, INC.

                                  Common Stock

         A stockholder of Med/Waste, Inc., a Delaware corporation is offering to sell 75,992 shares of the Company's common stock. The selling stockholder acquired its shares in connection with Med/Waste's acquisition in June 1998 of certain of the selling stockholder's assets. See "Selling Stockholder" beginning on page 7 of this Prospectus.

         The selling stockholder may offer the shares from time to time in open market transactions (which may include block transactions) or otherwise in the over-the-counter market through the NASDAQ Small Cap Market, or in private transactions at prices relating to prevailing market prices or at negotiated prices. The selling stockholder may sell shares through a broker, and such broker may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         We will not receive any proceeds from the sale of the shares by the selling shareholder. We will however, pay the costs, expenses and fees incurred in registering the shares. The selling shareholder will be responsible for its own selling and other expenses it may incur.

         Our common stock is quoted on the NASDAQ SmallCap Market under the symbol "MWDS." On November 27, 1998, the last reported sale price of the common stock was $3.875 per share.

         INVESTING IN MED/WASTE COMMON STOCK INVOLVES CERTAIN RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

         The selling stockholders and any broker executing selling orders on behalf of the selling stockholders may be deemed to be underwriters within the meaning of the Securities Act. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act.

                The date of this Prospectus is November __, 1998.

                       WHERE YOU CAN FIND MORE INFORMATION

               Med/Waste, Inc. ("Med/Waste") files annual and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You can inspect and copy the Registration Statement on Form S-3 of which this Prospectus is a part, as well as reports, proxy statements and other information filed by Med/Waste, at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Washington, D.C. 20549 and at the following regional offices of the Commission:
Seven World Trade Center, Suite 1300, New York, New York, 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N. W., Washington, D.C. 20549 upon payment of the prescribed fees. Please call the Commission at 1-800-SEC-0330 for further information regarding the operations of its public reference rooms. The Commission also maintains a World Wide Web site at http:\\www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants (like Med/Waste) that file electronically with the Commission.

               Med/Waste has filed with the Commission a Registration Statement (which term shall include all amendments, exhibits and schedules thereto) on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), which this prospectus is a part. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any document referred to are not necessarily complete. With respect to each such document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The Commission allows this Prospectus to "incorporate by reference" certain other information that Med/Waste files with the Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the Commission will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we have sold all of the securities that we have registered.

               (1) Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

               (2) Our Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 together with all amendments to such Quarterly Reports.

               (3) Our Proxy Statement dated May 6, 1998 for our Annual Meeting of Shareholders which was held on June 18, 1998.

               (4) Our Current Reports on Form 8-K filed on October 14, 1998 and November 6, 1998.

               (5) The description of the preferred stock purchase rights which are a part of our common stock which is contained in our Registration Statement on Form 8-A dated November 6, 1998.

               If you make a request for such information in writing or by telephone, we will provide you without charge, a copy of any or all of the information incorporated by reference in the registration statement of which this Prospectus is a part. Requests for such information should be in writing to MICHAEL D. ELKIN, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, 6175 N. W. 153RD STREET, SUITE 324, MIAMI LAKES, FLORIDA 33014 (TELEPHONE: (305) 819-8877).

                           FORWARD-LOOKING STATEMENTS

               We have made-forward-looking statements in this Prospectus (and in the documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of our operations. Also, when we use such words as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You should note that an investment in our securities involves certain risks and uncertainties that could affect our future financial results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere in this Prospectus.

                                   THE COMPANY

               We provide medical waste management services throughout the eastern United States to more than 20,000 health care facilities in Alabama, Delaware, Florida, Georgia, Louisiana, Maryland, Mississippi, New Jersey, North Carolina, Pennsylvania, South Carolina, Tennessee and Virginia. Our services include the collection, transportation, treatment, tracking and related services for the management and disposal of medical waste for large and small quantity generators. We own and operate a medical and special waste incineration facility in Hampton, South Carolina, and medical waste autoclave treatment facilities in Decatur, Alabama, Mobile, Alabama, West Palm Beach, Florida and Marcus Hook, Pennsylvania. In addition, we offer a reusable sharps container program under the name "Sharps Express," which assists hospitals, clinics, doctors and other health care facilities with the control and disposal of "sharps" (generally include scalpels, syringes and needles). The Sharps Express program is designed to reduce a medical facility's costs and risks associated with disposal of such sharps. The program incorporates the use of reusable containers providing the medical facility with a more environmentally friendly alternative to traditional disposable plastic containers.

               As part of our comprehensive medical waste services, we supply, install and oversee the operation of on-site autoclaves at large quantity generators of medical waste, typically hospitals. Our management believes that autoclaves can reduce by up to 90%, the amount of medical waste requiring off-site commercial treatment. This significantly reduces the expense of disposal both due to decreased volume and the significant cost savings of disposing of solid, versus medical waste. Hospitals either purchase or lease the autoclave and related equipment. During the term of the lease, we will provide maintenance and support of the autoclave on-site and collect the treated waste and transport it for ultimate disposal at a local solid waste landfill.

               According to information released in 1997 by the Environmental Working Group of the Florida Department of Environmental Protection, the United States generates over two million tons of medical waste per year. It has been estimated that the current market for medical waste disposal services in the United States is approximately $750 million per year and growing at an rate between 7-10% annually.

               Medical waste is generally any waste which has the potential to cause an infectious disease by harboring pathogenic organisms. Medical waste predominantly includes material that comes in contact with human and animal blood and body fluids. The Company collects medical waste from medical waste generators, which include hospitals, clinics, medical and dental offices, veterinarians, laboratories, funeral homes, home health agencies and others. In addition to medical waste collection, the Company provides programs to assist customers to promote safe management of medical waste and comply with federal and state requirements applicable to their operations. Special waste is generally all non-residential waste which requires more stringent management than municipal solid waste, but does not include medical or hazardous waste.

               Nationally, most medical waste is treated by incineration. However, more stringent government regulation and a generally negative public attitude toward nearby incineration facilities have resulted in a declining number of incineration treatment facilities. Relatively few new incineration facilities have been permitted and opened due to the significant cost of compliance with new environmental legislation. Our incinerator is in compliance with all federal and state regulations dealing with air pollution emissions. The incinerator is a waste to energy facility with a rated capacity for processing up to 270 tons per day of special and medical waste. The facility is currently permitted under South Carolina law to incinerate up to 200 tons per day of both liquid and solid waste.

               With fewer incinerator facilities available in the future, the market has been encouraged to develop for commercial use a variety of environmentally acceptable alternative treatment options, the most common of which are autoclaves. We own and operate several autoclave facilities, including a 48 ton per day autoclave medical waste treatment facility in Marcus Hook, Pennsylvania, a 25 ton per day autoclave facility in West Palm Beach, Florida, a
7.8 ton per day autoclave facility in Decatur , Alabama and a 13.2 ton per day autoclave facility in Mobile, Alabama. The autoclaves treat the medical waste through sterilization, allowing most of such waste to be handled and disposed of as solid waste.

               We are incorporated as a Delaware corporation. Our corporate headquarters is located at 6175 N. W. 153rd Street, Suite 324, Miami Lakes, Florida 33014. Our telephone number at our corporate headquarters is (305) 819-8877.

                                  RISK FACTORS

               You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

               This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

               IMPACT OF GOVERNMENT REGULATION. We operate in the highly regulated medical waste disposal industry. As a result we are subject to extensive and frequently changing local, state and federal laws. This statutory and regulatory framework imposes compliance burdens and risks on us, including requirements to obtain and maintain government permits. Our transportation, treatment and disposal operations are subject to packaging, labeling, handling, notice and reporting requirements, as well as requirements pertaining to transporter registration, transportation handling procedures and the preparation of shipping papers. These state and local regulations vary from location to location and constantly change. State and local regulations may pose insurmountable barriers, financial or otherwise, to the opening and operation of facilities in states where the Company intends to operate its business. We believe that we currently are in compliance in all material respects with the laws and regulations governing our business and that we have all appropriate government permits to continue operations. However, it is possible that new, or changes to existing laws and regulations could cause us to modify our methods of operations at costs that could be substantial. Further, since we operate our own medical waste treatment facilities, we are subject to permitting requirements at each location. The permitting process is complex and time consuming and is generally opposed by local residents. Even after permits are issued, opposition groups may attempt to compel regulators through court proceedings to modify permit conditions or reverse decisions with respect to the initial granting of permits. There can be no assurance that we will be able, for financial reasons or otherwise, to comply with future environmental and permitting laws either in our present market or in those markets in which we intend to expand. Delays in the permitting process could add significantly to the cost of developing a medical waste treatment facility or transfer station and could have a material adverse effect on our business and financial condition.

               IMPORTANCE OF GOVERNMENT ENFORCEMENT OF ENVIRONMENTAL REGULATIONS. We believe that our business prospects in the medical waste disposal industry are significantly enhanced by the stringent enforcement of handling, transportation, environmental preservation and clean-up requirements by regulatory agencies. These laws and regulations are, and will continue to be, a principal factor affecting demand for our medical waste management services. However, we cannot predict the future intensity and breadth of present and future regulation and supervision of medical waste disposal procedures and the impact of technological changes on government regulation. The level of government enforcement is subject to constantly changing political and budgetary pressures. A significant relaxation or reduction in government enforcement could have a material adverse effect on our business.

               INTENSE COMPETITION WITHIN INDUSTRY. We operates in a very intensely competitive industry. Competition in our industry has resulted in substantial price reductions in virtually all geographic areas in which we operate. It is possible that competitive pressures within the industry will continue price reductions. Substantial continued or accelerated price reductions would have a material adverse effect on our business. We face competition from several national waste disposal companies and numerous regional and local entities. Some of our competitors are larger and have substantially greater financial and other resources than us and are well entrenched in their respective markets. Our primary competitors are Browning-Ferris Industries, Inc. ("BFI") and Stericycle, Inc. There can be no assurance that we will be able to profitably compete with such other entities.

               GROWTH STRATEGY DEPENDENT UPON ACQUISITIONS. A substantial majority of our business came from acquisitions of other businesses. We expect that this will continue in the near future. Our business strategy and our ability to expand depends, in part, on our ability to continue acquiring other medical waste management businesses. In order to expand, we need to be able to identify suitable businesses to acquire, successfully negotiate their acquisition, and then integrate their operations with our operations. The recent consolidation in the medical waste industry has increased competition for the acquisition of existing businesses and has resulted in fewer acquisition opportunities and higher purchase prices. Some of our competitors for acquisitions are larger and have significantly greater financial resources. Even if we are successful in identifying suitable acquisition candidates, we may not have the financial resources to pay the purchase price. We expect that future acquisitions of other medical waste businesses will be made through payment of cash, issuance of debt or equity securities, or a combination of these methods. We may need to raise additional equity or debt financing to complete such acquisitions. Any additional equity financings may be dilutive to our existing shareholders. Debt financings, if available, may not be on terms acceptable to us, even if available. Our failure to continue our growth strategy could have a material adverse effect on our business.

               POTENTIAL LIABILITY; INSURANCE. The medical waste disposal industry involves potentially significant risks of statutory, contractual, tort and common law liability. Our failure to comply with applicable laws or to manage medical waste in an environmentally sound manner could result in environmental contamination, personal injury and property damage. We endeavor to maintain insurance which we consider sufficient to meet regulatory and customer requirements and to protect our operations. However, a partially or completely uninsured claim against us of sufficient magnitude could have a material adverse impact on our ability to conduct our operations. Certain federal and statutory laws impose strict, joint and several liability on current and former owners and operators of facilities regarding the release of hazardous substances and on generators and transporters of the hazardous substances that are brought to such facilities. Responsible parties may be liable for substantial waste site investigation and clean up costs as a result of the occurrence of environmental contamination. If we were found to be a responsible party for a particular site, we could be required to pay the entire cost of waste site investigation and clean up, even though other parties may also be liable. Our ability to obtain contribution from other responsible parties may be limited by our inability to identify those parties and by our financial inability to contribute to investigation and clean up costs. It is possible that in the future we may experience difficulty in obtaining appropriate insurance at reasonable prices with reasonable coverage, which could place us at a competitive disadvantage. The inability to obtain necessary insurance coverage, or a successful claim against us for which we do not have adequate insurance, could have a material adverse impact on our operations and financial condition.

               ALTERNATIVE TECHNOLOGIES; TECHNOLOGICAL OBSOLESCENCE. The medical waste industry presents continuing opportunities for the development of alternate treatment and disposal methods. Such methods may emphasize cost efficiencies, reduction in the volume of waste generated, environmental factors or both. The development and commercialization of alternative treatment or disposal technologies that are more efficient or environmentally sound treatment and disposal methods may have a material adverse effect on ours operations. The Company is aware of certain new medical waste treatment and disposal technologies including the production of reusable or degradable medical products, which, if successfully developed and commercialized would have a material adverse effect on our current method of operations.

               DEPENDENCE UPON PERSONNEL. We are dependent on the services of Daniel A. Stauber, our President and Chief Executive Officer. We have an employment agreement with Mr. Stauber which expires in December 2001. However, if Mr. Stauber's services were to become unavailable to us for any reason, it could have a material adverse effect on our business. We do not carry key man life insurance.

               NO DIVIDENDS. We have never paid any cash dividends on our Common Stock and do not anticipate paying cash in dividends in the foreseeable future. The payment of dividends will depend on our earnings, financial condition and other business and economic factors as the Board of Directors may consider relevant. We currently intend to retain any earnings to provide for the development and growth of our business.

               ANTI-TAKEOVER PROVISIONS OF CHARTER AND BYLAWS. Certain provisions of our charter and by-laws may have the effect of making more difficult or could delay attempts by others to obtain control of Med/Waste, even when these attempts may be beneficial to the interests of our stockholders. For example, the charter and bylaws include advance notice provisions, provisions that establish a classified Board of Directors, and provisions that enable the Board of Directors without stockholder approval, to issue up to 4,000,000 shares of preferred stock in one or more series having terms fixed by the Board of Directors. As of the date of this Prospectus, we have issued and outstanding 28,869 shares of Series A Preferred Stock which are convertible into an aggregate of 679,270 shares of Common Stock. In addition, the Delaware General Corporation Law contains provisions that may have the effect of making it more difficult or delaying attempts by others to obtain control of the Company.

               "PENNY STOCK" RULES. Our Common Stock is presently traded on the NASDAQ Small Cap Market. The NASDAQ Stock Market recently increased the criteria for continued inclusion on the NASDAQ Small Cap Market. If we fail to maintain such listing for our Common Stock, and no other exclusion from the definition of "penny stock" under the Exchange Act is available, then any broker engaging in a transaction in our securities would be required to provide any customer with a risk disclosure document and the compensation of the broker/dealer in the transaction and monthly account statements showing the market values of our securities held in the customer's accounts. The bid and offer quotations and compensation information must be provided prior to effecting the transaction and must be contained on the customer's confirmation. If brokers become subject to the "penny stock" rules when engaging in transactions in our securities, they would become less willing to engage in such transactions, thereby making it more difficult for purchasers to dispose of the shares of Common Stock.

                                 USE OF PROCEEDS

               The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholder.

                              SELLING STOCKHOLDERS

               The following table lists the Med/Waste stockholder selling pursuant to this Prospectus (the "Selling Stockholder") and the number of shares of Med/Waste Common Stock that it owned or had the right to acquire as of November 24, 1998. Because the Selling Stockholder may offer all or some of the shares of Common Stock to be sold pursuant to this Prospectus (the "Shares"), and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the amount of Shares that will be held by Selling Stockholder after completion of this offering. The Shares are being registered to permit secondary trading of the Shares, and the Selling Stockholder may offer Shares for resale from time to time. See "Plan of Distribution."

                                                                                                         SHARES TO BE
                                                     SHARES BENEFICIALLY                              BENEFICIALLY OWNED
                                                   OWNED PRIOR TO OFFERING        SHARES                AFTER OFFERING
         NAME AND ADDRESS OF SELLING            -----------------------------      BEING         ----------------------------
                 STOCKHOLDER                        SHARES         PERCENT        OFFERED          NUMBER         PERCENT
----------------------------------------------  --------------  -------------  --------------    ----------    --------------
BioMade Plastics, Inc.                              75,992            --(1)            75,992        --             --(1)
4459 West Swamp Road
Doyletown, PA 18901

----------------------------------------

               (1) The Selling Stockholder owns less than one (1%) of the outstanding shares of the Company's common stock. The Company had 6,665,966 shares of Common Stock issued and outstanding as of November 24, 1998. The number of shares owned by the Selling Shareholder is based upon representations made to the Company by such Selling Stockholder

               The Selling Stockholder acquired its Shares pursuant to an Asset Purchase Agreement with the Company dated May 20, 1998. Pursuant to the Asset Purchase Agreement, Med/Waste purchased the Selling Stockholder 's assets related to its reusable sharps container business. The Company is registering the Shares pursuant to certain registration rights granted to the Selling Stockholder in the Asset Purchase Agreement



                            DESCRIPTION OF SECURITIES

               The Company has 26,000,000 shares of authorized Common Stock, par value $0.001 per share, of which 6,665,966 shares of Common Stock are issued and outstanding as of the date of this Prospectus and 4,000,000 shares of preferred stock, of which 28,869 shares of Series A Preferred Stock are outstanding.

               COMMON STOCK. Each share of Common Stock is entitled to one vote either in person or by proxy in all matters that can be voted upon by the holders thereof at any and all meetings of the stockholders. The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefore when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company, after the satisfaction of all liabilities of the Company any liquidation preference granted to the holders of any class of Preferred Stock then outstanding, if any; (iii) do not have any preemptive, subscriptive or conversion rights; and (iv) do not have any redemption or sinking fund provisions applicable thereto.

               Each share of Common Stock also represents one preferred stock purchase right (the "Rights"). Such Rights were issued in connection with a Rights Agreement between the Company and Continental Stock Transfer and Trust Company as Rights Agent. Each Right, when exercisable, would entitle the registered holder to purchase from the Company one one-hundredth (1/100) of a share of Series B Junior Participating

Preferred Stock, $.01 par value (the "Preferred Stock"), at a price of $25.00 per one one-hundredth (1/100) share (the "Purchase Price"), subject to adjustment. The Rights will be exercisable only if (i) a person or group acquires 20% or more of the Company's common stock, (ii) a person announces a tender offer for 20% or more of the common stock, or (iii) the Company's Board of directors makes a determination that a person is an "Adverse Person." The Company will be entitled to redeem the Rights at $.001 per Right at any time before a 20% position has been actually acquired. The Rights will be attached to all certificates representing Common Stock then outstanding and no separate Rights Certificates would be distributed. The Rights will separate from the Common Stock once they become exercisable as described above.

               The Certificate of Incorporation does not provide for cumulative voting. Therefore, stockholders do not have the right to aggregate their votes for the election of directors and, accordingly, stockholders holding more than 50% of the shares of Common Stock outstanding can elect all of the directors.

               PREFERRED STOCK. The Company is authorized to issue 4,000,000 shares of preferred stock, without designation, par value $.01 per share. The certificate of incorporation grants the board of directors the right to cause the Company to issue, from time to time, all or part of the preferred shares remaining undesignated in one or more series, and to fix the number of shares of preferred stock and determine or alter for each series, the voting powers, full, limited, or none, and other designations, preferences, or relative, participating, optional or other special rights and such qualifications, limitations, or restrictions thereof. As of the date of this Prospectus, there were 28,869 shares of preferred stock outstanding designated as the Series A Preferred Stock.

SERIES A PREFERRED STOCK

               GENERAL. The Series A Preferred Stock has been authorized as a series consisting of 60,000 shares, of which 28,869 shares are presently outstanding.

               DIVIDENDS. Holders of the Series A Preferred Stock are entitled to cumulative preferential dividends payable quarterly in cash at the rate of $9.00 per share per annum. Commencing July 1, 2000, the annual dividend rate will increase by $2.50 per quarter up to a maximum dividend of $24.00 per annum (i.e., the October 1, 2000 quarterly dividend shall have a cumulative amount of $11.50 per annum.

               VOTING RIGHTS. The holders of the Series A Preferred Stock with the holders of Common Stock on all shareholder matters including the election of directors. The holders of the Series A Preferred Stock have the number of votes that they would have had assuming conversion of the Series A Preferred Stock into Common Stock as of the record date for the meeting of the Company's shareholders (presently 679,237 shares of Common Stock assuming conversion). The holders of Series A Preferred Stock must approve by not less than two-thirds, the issuance of any class of equity securities which ranks equal to or senior to the Series A Preferred Stock, or to change or repeal any of the express terms of the Series A Preferred Stock.

               LIQUIDATION. In the event the Company is liquidated, after payment of all creditors of the Company, the holders of Series A Preferred Stock would receive $100.00 per share, plus any accrued and unpaid dividends before the holders of any other equity interest in the Company are entitled to receive anything.

               VOLUNTARY CONVERSION. The holders of the Series A Preferred Stock have the right to convert such shares into Common Stock. Currently each of Series A Preferred Stock would be convertible into 23 shares of Common Stock, based upon a value of $100 per share for the Series A Preferred Stock and a conversion rate of $4.25 per share (the "Conversion Price"). The Conversion Price is protected against dilution by adjustment of the conversion rate upon the occurrence of certain events, such as stock dividends and distributions, stock splits, recapitalization, mergers, consolidations and the issuance of Common Stock, or options or rights to subscribe for securities convertible into or exchangeable for Common Stock. The Company will not issue fractional shares of Common Stock upon conversion of the Series A Preferred Stock but will pay a cash adjustment for any such fraction. In the event of a merger, consolidation or sale of all or substantially all of the assets of the Company, the holders of the Series A Preferred Stock shall have a right to convert into shares of Common Stock immediately prior to the change of control at a price equal to the lesser of (i) the Conversion Price or (ii) the price per share of Common Stock in the change of control transaction.

               FORCED CONVERSION. The Company has the right to force conversion of the Series A Preferred Stock into shares of Common Stock at any time after issuance of the Series A Preferred Stock, provided that on the day that notice of forced conversion is given and on the Forced Conversion Date (as defined below) each of the following conditions are satisfied: (i) the underlying Common Stock has been registered pursuant to the Act and such registration is then currently effective; and (ii) the average of the closing bid price of the Common Stock as listed on the National Association of Security Dealers Automated Quotation System ("NASDAQ"), the New York Stock Exchange ("NYSE"), the American Stock Exchange ("ASE") or wherever the Company's Common Stock then trades, is at least 175% of the Conversion Price for twenty (20) trading days within a thirty
(30) consecutive trading day period. Any notice of forced conversion must be given to all holders no less than thirty (30) days nor more than forty-five (45) days prior to the date set forth for conversion (the "Forced Conversion Date"). On the Forced Conversion Date, the Company shall pay to all registered holders of Series A Preferred Stock all accrued and unpaid dividends through and including the Forced Conversion Date.

               REDEMPTION. The Company has the right to redeem all of the shares of Series A Preferred Stock commencing April 30, 2000, upon thirty (30) days notice at a price of $100.00 per share, plus accrued and unpaid cumulative dividends to the date of redemption. Holders of Series A Preferred Stock can convert such shares into Common Stock at any time prior to the date for redemption. After the redemption date, such holders' right to convert their shares of Series A Preferred Stock called for redemption will cease and such holders will be entitled only to the redemption price of such shares.

CERTAIN ANTI-TAKEOVER PROVISION

               Certain provisions of the Company's charter and by-laws, as well as certain provisions of Delaware law, could have the effect of deterring takeovers. The company has also adopted a shareholder rights plan which would also deter a hostile takeover of the Company. The Board of Directors believes that the provisions of the Company's charter and by-laws described below are prudent and in the best interests of the Company and its stockholders. Although these provisions may discourage a future takeover attempt in which stockholders might receive a premium for their shares over the then current market price and may make removal of incumbent management more difficult, the Board of Directors believes that the benefits of these provisions outweigh their possible disadvantages. Management is not aware of any current effort to effect a change in control of the Company.

               Included in the rights of any series of preferred stock which may be set by the Board of Directors may be voting rights, if any. It is possible that the Board of Directors could authorized and issue to persons, including existing management, a series of preferred stock with class voting rights which might have the effect of discouraging a takeover attempt or a tender offer. Any such issuance would have to be made for a valid business purpose and for adequate consideration from the recipient of the preferred stock.

               The Company's by-laws contain provisions relating to notice of stockholder meetings which would prohibit a stockholder from nominating a person for the Board of Directors or proposing certain actions relating to the Company's business without advance written notice to the Company. Such written notice must be a minimum of thirty (30) days prior to a stockholders' meeting and must contain specific information about the nominee and the stockholder who makes such nomination or proposal.

               DIVIDEND POLICY. The Company has never paid any cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The payment of dividends by the Company will depend on its earnings, financial condition, and other business and economic factors affecting the Company at that time as the Board of Directors may consider relevant. The Company currently intends to retain any earnings to provide for the development and growth of the Company.

                              PLAN OF DISTRIBUTION

               The Company has been advised by the Selling Stockholder that it intends to sell all or a portion of its Shares from time to time on the NASD SmallCap Market (or any other exchange or automated quotation system in which our Common Stock may then be listed), in privately negotiated transactions or otherwise, and that sales will be made at fixed prices that may be changed, at market prices prevailing at the times of such sales, at prices related to such market prices or at negotiated prices. The Selling Stockholder may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, such Selling Stockholder and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

               Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholder (and, if they act as agent for the purchaser of such Shares, from such purchaser). Brokerage fees may be paid by the Selling Stockholder, which may be in excess of usual and customary brokerage fees. Broker-dealers may agree with the Selling Stockholder to sell a specified number of Shares at a stipulated price, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer's commitment to the Selling Stockholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the NASD SmallCap Market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above.

               Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

               The Selling Stockholders will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of any of the Common Stock by the Selling Stockholders. All of the foregoing may affect the marketability of the Common Stock.

               The Company will pay substantially all the expenses incident to this offering of Shares by the Selling Stockholder, other than brokerage and selling fees.

               In order to comply with certain states' securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and the Company or Selling Stockholders comply with the applicable requirements.

               There can be no assurance that the Selling Stockholder will sell any or all of the Shares offered by it hereunder.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

               Delaware Law permits a corporation to indemnify a director, officer, employee, or agent who is, or is threatened to be, made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is, or was, serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

               Counsel for the Company, Wallace, Bauman, Legon, Fodiman & Shannon, P.A., Coral Gables, Florida, has rendered an opinion to the effect that the Common Stock offered hereby is duly and validly issued, fully paid and nonassessable. Milton J. Wallace, a shareholder of the law firm, beneficially owns 471,132 shares of the Company's Common Stock. Other shareholders of such law firm beneficially own an aggregate of 32,816 shares of Common Stock.

                                     EXPERTS

               The consolidated financial statements included in the Company's Annual Report on Form 10-KSB for the Year ended December 31, 1997 incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


-------------------------------------------------------         ----------------------------------------------

We have not authorized any dealer, salesman
or other person to give any information or
represent anything not contained or incorporated
by reference in this Prospectus. You must not
rely on any unauthorized information. This
Prospectus does not offer to sell any shares
in any jurisdiction where it is unlawful. The                                      MED/WASTE, INC.
information in this prospectus is current only
as of its date.


                                                                                ---------------------

                                                                                     PROSPECTUS

                                                                                ---------------------


                                                                                        75,992

                                                                                      Shares of

                                                                                     COMMON STOCK
                                                                                  ($.001 par value)




                 TABLE OF CONTENTS
                                                   PAGE

WHERE YOU CAN FIND MORE INFORMATION................  2
DOCUMENTS INCORPORATED BY REFERENCE................  2
FORWARD-LOOKING STATEMENTS.........................  3
THE COMPANY........................................  3
RISK FACTORS.......................................  5
USE OF PROCEEDS....................................  7
SELLING STOCKHOLDERS...............................  9
DESCRIPTION OF SECURITIES..........................  9
PLAN OF DISTRIBUTION............................... 11
INDEMNIFICATION.................................... 11
LEGAL MATTERS...................................... 12
EXPERTS............................................ 12




                                                                               ________________, 1998



-------------------------------------------------------         ----------------------------------------------

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF INSURANCE AND DISTRIBUTION

         The following sets forth the estimated expenses and costs in connection with the issuance and distribution of securities being registered hereby. All such expenses will be borne by the Company.

         Securities and Exchange Commission Registration Fee...... $    88.00
                                                                   ----------
         Accounting Fees and Expenses.............................   2,000.00*
         Legal Fees and Expenses..................................  10,000.00*
         Printing expenses........................................   2,000.00
         Miscellaneous............................................     912.00*
                                                                   ----------
         Total.................................................... $15,000.00
                                                                   ==========

---------------------

*     Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article TENTH of the Company's Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"). Section 145 of the DGCL provides for indemnification of directors and officers from and against expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred by them in connection with any civil, criminal, administrative or investigative claim or proceeding (including civil actions brought as derivative actions by or in the right of the corporation but only to the extent of expenses reasonably incurred in defending or settling such action) in which they may become involved by reason of being a director or officer of the corporation if the director or officer acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation and, in addition, in criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. If, in an action brought by or in the right of the corporation, the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty, he will only be entitled to this indemnity as the court finds to be proper. Persons who are successful in defense of any claim against them are entitled to indemnification as of right against expenses actually and reasonably incurred in connection therewith. In all other cases, indemnification shall be made (unless otherwise ordered by a court) only if the board of directors, acting by a majority vote of a quorum of disinterested directors, independent legal counsel or holders of a majority of the shares entitled to vote, determines that the applicable standard of conduct has been met. Section 145 also provides this indemnity for directors and officers of a corporation who, at the request of the corporation, act as directors, officers, employees or agents of other corporations, partnerships or other enterprises.

         Article NINTH of the Company's Certificate of Incorporation limits the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted by the DGCL. Section 102(b)(7) of the DGCL provides that personal monetary liabilities of a director for breaches of his fiduciary duties as a director may not be eliminated with regard to any breach of the duty of loyalty, failing to act in good faith, intentional misconduct or knowing violation of law, payment of an unlawful dividend, approval of an illegal stock repurchase, or obtainment of an improper personal benefit. Such a provision has no affect on the availability of equitable remedies, such as an injunction or recision, for breach of fiduciary duty.

         The employment agreements of certain officers contain a provision requiring indemnification of such officer to the fullest extent permitted by law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, the

Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Certain of the following exhibits are filed herein and certain others, designated by an asterisk (*) were previously filed in the registration statement.

EXHIBIT NO.    DESCRIPTION

2.1 Asset Purchase Agreement (the "Agreement") entered into as of the 20th day of May, 1998 between Safety Disposal System, Inc., a Florida corporation, Med/Waste, Inc., a Delaware corporation and Biomade Plastics, Inc., a Minnesota corporation.

5 Opinion of Wallace, Bauman, Legon, Fodiman & Shannon, P.A., regarding the legality of the Common Stock.

23.1           Consent of BDO Seidman, LLP

23.2 Consent of Wallace, Bauman, Legon, Fodiman & Shannon, P.A.(included in Exhibit 5 above).

24 Power of Attorney (included on signature page of registration statement).

ITEM 17.  UNDERTAKINGS.

               (a)     The Registrant hereby undertakes:

                       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                (i)      To include any prospectus required by
                                         Section 10(a)(3) of the Act;

                                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                                (iii)    To include any material information
                                         with respect to the plan of
                                         distribution not previously disclosed
                                         in the registration statement or any
                                         material change to such information in
                                         the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to the included in a post-effective amendment by those Paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act'), that are incorporated by reference in the registration statement.

                       (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to
                       Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Lakes, State of Florida, on the 27th day of November, 1998.

                                   MED/WASTE, INC., a Delaware corporation


                                   By: /s/ DANIEL A. STAUBER
                                       ---------------------------------------
                                                 DANIEL A. STAUBER
                                         President/Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

               We, the undersigned, do hereby severally constitute and appoint DANIEL A. STAUBER and MICHAEL D. ELKIN, and each or either of time, our true and lawful attorneys and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statement, and any amendments thereto, filed pursuant to Rule 462(b) increasing the amount of securities for which registration is being sought), and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each of either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES                                       TITLE                                           DATE
----------                                       -----                                           ----
/s/ MILTON J. WALLACE                            Chairman of the Board                           November 27, 1998
--------------------------------------------
              Milton J. Wallace

/s/ DANIEL A.  STAUBER                           Director, President and Chief Executive         November 27, 1998
--------------------------------------------     Officer
              Daniel A. Stauber

/s/ MICHAEL D. ELKIN                             Vice President and Chief Financial Officer      November 27, 1998
--------------------------------------------
              Michael D. Elkin

/s/ WILLIAM F. BONHAM                            Director                                        November 27, 1998
--------------------------------------------
              William F. Bonham

/s/ RICHARD GREEN                                Director                                        November 27, 1998
--------------------------------------------
              Richard R. Green

/s/ KENDRICK MEEK                                Director                                        November 27, 1998
--------------------------------------------
                Kendrick Meek

/s/ ARTHUR G. SHAPIRO, M.D.                      Director                                        November 27, 1998
--------------------------------------------
           Arthur G. Shapiro, M.D.


/s/ WILLIAM DOLAN, D.D.S                         Director                                        November  27, 1998
--------------------------------------------
            William Dolan, D.D.S.
